Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70607 and 333-72519) and in the Registration Statements on Form S-8 (Nos. 333-76537, 333-85691 and 333-33819) of Developers Diversified Realty Corporation of our report dated February 21, 2003, except for Note 5, as to which the date is August 21, 2003, relating to the financial statements, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
August 21, 2003